  Exhibit 16.1

105 Continental Place, Suite 200 P.O. Box 1529 Brentwood, Tennessee 37027-1053
Crowe Chizek and Company LLC Member Horwath International	Tel 615.360.5500 Fax 615.399.3663 www.crowechizek.com

August 12, 2008

Securities and Exchange Commission
100 F St NE
Washington, DC 20549

To Whom It May Concern:

We agree with the statements with regard to us made by Omni Financial Services, Inc. in Item 4.01 of Form 8-K filed August 11, 2008, regarding a matter that is the subject of a disagreement.

Sincerely,

/s/ Crowe Chizek and Company LLC

Crowe Chizek and

Company LLC

Brentwood, Tennessee

cc: Ulysses Taylor
Audit Committee
Chairman  Omni
Financial Services,
Inc.